UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 06, 2022

RYAN SPECIALTY HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40645	86-2526344
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Prudential Plaza
Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 784-6001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	RYAN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 3, 2022, Ryan Specialty Group Holdings, Inc. filed with the Delaware Secretary of State an amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to change its name to Ryan Specialty Holdings, Inc. (the “Company”) effective as of June 6, 2022 (the “Name Change”). Other than the Name Change, no changes were made to the Company’s Amended and Restated Certificate of Incorporation. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

In connection with the Company’s Name Change, the Company updated its Amended and Restated Bylaws to reflect the Name Change. In addition, references to subsidiaries of the Company were updated to reflect name changes of such subsidiaries as well as the implementation of a new holding company structure in September of 2021. No other changes were made to the Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws reflecting the update is attached as Exhibit 3.2 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Ryan Specialty Holdings, Inc. dated June 3, 2022
3.2	Amended and Restated Bylaws of Ryan Specialty Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RYAN SPECIALTY HOLDINGS, INC.

Date:	June 8, 2022	By:	/s/ Mark Katz
Mark Katz Executive Vice President, General Counsel and Corporate Secretary